Exhibit 99.1
Snap Inc. Announces First Quarter 2026 Financial Results
First quarter revenue increased 12% year-over-year to $1,529 million
First quarter operating cash flow was $327 million and Free Cash Flow was $286 million
First quarter net loss of $89 million and Adjusted EBITDA of $233 million
SANTA MONICA, Calif. – May 6, 2026 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended March 31, 2026.
“In Q1, we returned to growth in daily active users, accelerated revenue growth, expanded margins, and generated strong free cash flow,” said Evan Spiegel, CEO. “We remain focused on disciplined execution as we invest in Specs and our long-term opportunity in intelligent eyewear and look forward to sharing more at AWE on June 16th.”
Q1 2026 Financial Summary
•Revenue was $1,529 million, compared to $1,363 million in the prior year, an increase of 12% year-over-year.
•Net loss was $89 million, compared to $140 million in the prior year.
•Adjusted EBITDA was $233 million, compared to $108 million in the prior year.
•Operating cash flow was $327 million, compared to $152 million in the prior year.
•Free Cash Flow was $286 million, compared to $114 million in the prior year.

	Three Months Ended March 31,		Percent Change
	2026	2025

(Unaudited)	(dollars in thousands, except per share amounts)
Revenue	$1,528,791	$1,363,217	12%
Operating loss	$(74,449)	$(193,846)	62%
Net loss	$(88,951)	$(139,587)	36%
Adjusted EBITDA (1)	$233,333	$108,425	115%
Net cash provided by operating activities	$326,779	$151,610	116%
Free Cash Flow (2)	$286,007	$114,396	150%
Diluted net loss per share attributable to common stockholders	$(0.05)	$(0.08)	38%
(1)See page 9 for a reconciliation of net loss to Adjusted EBITDA.
(2)See page 9 for a reconciliation of net cash provided by operating activities to Free Cash Flow.

Q1 2026 Summary & Key Highlights
We deepened engagement with our community:
•The Snapchat community continues to grow, reaching 956 million global monthly active users (MAU) in Q1, an increase of 43 million or 5% year-over-year and Global Daily Active Users (DAU) grew to 483 million or 5% year-over-year.
•Our focus on prioritizing authentic content created using the Snapchat Camera and our investments in the Creator experience are driving Spotlight posts, contributing to nearly 74% year-over-year growth in Spotlight posters in the US and over 61% globally.
•The March Madness Topic Chat was one of the most active real-time group chats with more than 90,000 chats sent to the group and, at peak moments, over 40,000 people active in the chat simultaneously.
•Our community used AR Lenses in our Snapchat camera more than 9 billion times per day on average in Q1, driven by 75% of Snapchatters engaging with AR every day on average.
•We continue to see strong momentum in our creator and developer ecosystem, with more than 400,000 Lenses submitted in the quarter, increasing more than 150% year-over-year.
•The Snap Map reached over 450 million global monthly active users in Q1, reflecting strong continued engagement.
We are focused on accelerating and diversifying our revenue growth:
•In Q1, Sponsored Snaps drove strong performance gains, with per-impression click-through rates increasing 226% and 7-day conversion volume rising 59%.
•We launched AI Sponsored Snaps, a new format that enables brands to engage Snapchatters through interactive, AI-powered conversations in Chat and extends our strategy of delivering more personalized, high-intent advertising experiences.
•Promoted Places campaigns demonstrated strong impact, with Carl’s Jr. achieving an 18% lift in incremental visits alongside gains in ad awareness and brand favorability.
•Dynamic Product Ads revenue grew more than 30% year-over-year, while adoption among small and medium-sized customers more than doubled.
•We directly monetized the growing engagement on Snapchat, with Other Revenue increasing 87% year-over-year to $285 million.
We are making computers more human with Specs:
•We expanded our strategic collaboration with Qualcomm Technologies, Inc. to bring their industry-leading Snapdragon system-on-a-chip (SoC) to future generations of Specs, strengthening the platform for developers and partners.
•We partnered with Jonathan Yeo to bring his exhibition, “Spectacular: The Art of Jonathan Yeo in Augmented Reality” - first shown at the Centre Pompidou - to SXSW in Austin, transforming his iconic portraits into living, responsive installations through Spectacles.
•We are seeing high levels of engagement and sustained growth in Specs Lens creation, with the number of Lenses submitted increasing 28% year-over-year.
•We are seeing expanding use cases across learning, gaming, and AI-powered experiences, with developers building immersive experiences in preparation for launch, including:
◦Fossils, created by XR focused company VyuXR Immersive Studios, is an interactive AR learning experience that uses spatial puzzle mechanics to let users uncover and assemble prehistoric fossils while bringing extinct animals to life.
◦Artel, created by Yegor Ryabtsov, is an AR drawing app that lets users create in 3D space with a wide range of brushes, colors, and effects, and now includes physics-based interactions that allow drawings to respond to gravity and motion.

Q2 2026 Outlook
Snap Inc. will discuss its Q2 2026 outlook during its Q1 2026 Earnings Call (details below) and in its investor letter available at investor.snap.com.
Conference Call Information
Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.
Snap Inc. uses its websites (including snap.com and investor.snap.com) as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.
Definitions
Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.
Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.
Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time.
A Daily Active User (DAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.
Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.
A Monthly Active User (MAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.
Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”
About Snap Inc.
Snap Inc. is a technology company. We believe the camera presents the greatest opportunity to improve the way people live and communicate. Snap contributes to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together.
Snap Inc. operates Snapchat, a visual messaging app that enhances your relationships with friends, family, and the world, and Specs Inc., a wholly-owned subsidiary dedicated to making computing more human, in addition to Bitmoji, Saturn, and other digital services. For more information, visit snap.com.
Contact
Investors and Analysts:
ir@snap.com
Press:
press@snap.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, future stock repurchase programs or stock dividends, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, and geo-political events and conflicts, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, partners, and advertisers; competition and new market entrants; managing our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified team members and key personnel; our ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures, or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in our periodic report that will be filed with the SEC for the period covered by this press release and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political events and conflicts and macroeconomic conditions, except as required by law.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.
We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”
Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(88,951)	$(139,587)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	44,696	37,715
Stock-based compensation	250,040	247,338
Amortization of debt issuance costs and debt discount (premium)	(931)	7,642
Losses on debt and equity securities, net	845	15,800
Gain on extinguishment of debt	—	(66,939)
Other	5,126	(805)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	174,635	194,216
Prepaid expenses and other current assets	(16,270)	(22,828)
Operating lease right-of-use assets	15,114	14,123
Other assets	(240)	9,010
Accounts payable	22,044	34,260
Accrued expenses and other current liabilities	(67,649)	(162,568)
Operating lease liabilities	(12,455)	(16,993)
Other liabilities	775	1,226
Net cash provided by operating activities	326,779	151,610
Cash flows from investing activities
Purchases of property and equipment	(40,772)	(37,214)
Purchases of strategic investments	(5,934)	—
Cash paid for acquisitions, net of cash acquired	(39,370)	—
Purchases of marketable securities	(302,360)	(235,799)
Sales of marketable securities	232,098	12,001
Maturities of marketable securities	213,600	263,766
Net cash provided by investing activities	57,262	2,754
Cash flows from financing activities
Proceeds from issuance of notes, net of issuance costs	—	1,473,083
Repurchases of Class A non-voting common stock	(350,499)	(257,100)
Deferred payments for acquisitions	—	(57,977)
Repurchases of convertible notes	—	(1,444,626)
Other	(1,601)	(1,899)
Net cash used in financing activities	(352,100)	(288,519)
Change in cash, cash equivalents, and restricted cash	31,941	(134,155)
Cash, cash equivalents, and restricted cash, beginning of period	1,031,397	1,050,234
Cash, cash equivalents, and restricted cash, end of period	$1,063,338	$916,079

SNAP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$1,528,791	$1,363,217
Costs and expenses:
Cost of revenue	665,241	639,579
Research and development	478,296	424,165
Sales and marketing	239,011	257,957
General and administrative	220,692	235,362
Total costs and expenses	1,603,240	1,557,063
Operating loss	(74,449)	(193,846)
Interest income	26,459	37,018
Interest expense	(36,756)	(23,399)
Other income (expense), net	(1,014)	49,069
Loss before income taxes	(85,760)	(131,158)
Income tax expense	(3,191)	(8,429)
Net loss	$(88,951)	$(139,587)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.05)	$(0.08)
Diluted	$(0.05)	$(0.08)
Weighted average shares used in computation of net loss per share:
Basic	1,687,650	1,696,353
Diluted	1,687,650	1,696,353

SNAP INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,061,924	$1,030,435
Marketable securities	1,760,959	1,910,137
Accounts receivable, net of allowance	1,187,181	1,372,237
Prepaid expenses and other current assets	269,436	272,065
Total current assets	4,279,500	4,584,874
Property and equipment, net	580,827	578,075
Operating lease right-of-use assets	563,775	506,216
Intangible assets, net	93,865	66,613
Goodwill	1,753,800	1,720,769
Other assets	229,804	221,255
Total assets	$7,501,571	$7,677,802
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$238,318	$219,793
Operating lease liabilities	33,340	48,479
Accrued expenses and other current liabilities	895,357	971,627
Short-term debt, net	46,988	46,969
Total current liabilities	1,214,003	1,286,868
Long-term debt, net	3,488,747	3,489,860
Operating lease liabilities, noncurrent	632,504	557,823
Other liabilities	82,044	61,756
Total liabilities	5,417,298	5,396,307
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,487,384 shares issued, 1,443,120 shares outstanding at March 31, 2026, and 3,000,000 shares authorized, 1,502,073 shares issued, 1,457,403 shares outstanding at December 31, 2025.	15	15
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 22,523 shares issued and outstanding at March 31, 2026 and December 31, 2025.	—	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,627 shares issued and outstanding at March 31, 2026 and December 31, 2025.	2	2
Treasury stock, at cost. 44,264 and 44,670 shares of Class A non-voting common stock at March 31, 2026 and December 31, 2025, respectively.	(431,762)	(435,722)
Additional paid-in capital	16,887,594	16,637,324
Accumulated deficit	(14,386,265)	(13,946,816)
Accumulated other comprehensive income	14,689	26,692
Total stockholders’ equity	2,084,273	2,281,495
Total liabilities and stockholders’ equity	$7,501,571	$7,677,802

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, unaudited)

	Three Months Ended March 31,
	2026	2025
Free Cash Flow reconciliation:
Net cash provided by operating activities	$326,779	$151,610
Less:
Purchases of property and equipment	(40,772)	(37,214)
Free Cash Flow	$286,007	$114,396

	Three Months Ended March 31,
	2026	2025
Adjusted EBITDA reconciliation:
Net loss	$(88,951)	$(139,587)
Add (deduct):
Interest income	(26,459)	(37,018)
Interest expense	36,756	23,399
Other (income) expense, net	1,014	(49,069)
Income tax expense	3,191	8,429
Depreciation and amortization	44,696	37,715
Stock-based compensation expense	250,040	247,338
Payroll and other tax expense related to stock-based compensation	13,046	17,218
Adjusted EBITDA	$233,333	$108,425
Total depreciation and amortization expense by function:

	Three Months Ended March 31,
	2026	2025
Depreciation and amortization expense:
Cost of revenue	$1,463	$1,420
Research and development	28,160	22,987
Sales and marketing	6,635	4,823
General and administrative	8,438	8,485
Total	$44,696	$37,715

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share amounts, unaudited)
Total stock-based compensation expense by function:

	Three Months Ended March 31,
	2026	2025
Stock-based compensation expense:
Cost of revenue	$1,586	$1,434
Research and development	173,916	156,688
Sales and marketing	45,332	54,440
General and administrative	29,206	34,776
Total	$250,040	$247,338

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS
(dollars and shares in thousands, except per user amounts, unaudited)

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Cash Flows and Shares
Net cash provided by (used in) operating activities	$230,633	$151,610	$88,494	$146,488	$269,578	$326,779
Net cash provided by (used in) operating activities - YoY (year-over-year)	40%	72%	514%	26%	17%	116%
Net cash provided by (used in) operating activities - TTM (trailing twelve months)	$413,480	$476,738	$586,609	$617,225	$656,170	$831,339
Purchases of property and equipment	$(48,275)	$(37,214)	$(64,701)	$(53,044)	$(64,022)	$(40,772)
Purchases of property and equipment - YoY	(10)%	(26)%	24%	20%	33%	10%
Purchases of property and equipment - TTM	$(194,826)	$(181,592)	$(194,231)	$(203,234)	$(218,981)	$(222,539)
Free Cash Flow	$182,358	$114,396	$23,793	$93,444	$205,556	$286,007
Free Cash Flow - YoY	65%	202%	132%	30%	13%	150%
Free Cash Flow - TTM	$218,654	$295,146	$392,378	$413,991	$437,189	$608,800
Common shares outstanding	1,690,645	1,686,678	1,682,350	1,710,909	1,711,554	1,697,270
Common shares outstanding - YoY	3%	3%	2%	2%	1%	1%
Shares underlying stock-based awards	135,036	136,044	144,011	150,460	168,060	189,878
Shares underlying stock-based awards - YoY	(15)%	(7)%	—%	13%	24%	40%
Total common shares outstanding plus shares underlying stock-based awards	1,825,681	1,822,722	1,826,361	1,861,369	1,879,614	1,887,148
Total common shares outstanding plus shares underlying stock-based awards - YoY	1.2%	1.9%	1.6%	3.1%	3.0%	3.5%

Results of Operations
Revenue	$1,557,283	$1,363,217	$1,344,930	$1,506,839	$1,716,461	$1,528,791
Revenue - YoY	14%	14%	9%	10%	10%	12%
Revenue - TTM	$5,361,398	$5,529,842	$5,638,004	$5,772,269	$5,931,447	$6,097,021
Revenue by region (1)
North America	$968,943	$831,691	$820,600	$897,814	$1,025,498	$851,253
North America - YoY	8%	12%	7%	5%	6%	2%
North America - TTM	$3,337,255	$3,425,815	$3,478,855	$3,519,048	$3,575,603	$3,595,165
Europe	$287,031	$224,015	$265,343	$297,950	$341,134	$323,852
Europe - YoY	20%	14%	15%	20%	19%	45%
Europe - TTM	$961,612	$989,783	$1,025,291	$1,074,339	$1,128,442	$1,228,279
Rest of World	$301,309	$307,511	$258,987	$311,075	$349,829	$353,686
Rest of World - YoY	35%	20%	8%	17%	16%	15%
Rest of World - TTM	$1,062,531	$1,114,244	$1,133,858	$1,178,882	$1,227,402	$1,273,577
Operating income (loss)	$(26,877)	$(193,846)	$(259,676)	$(128,362)	$49,717	$(74,449)
Operating income (loss) - YoY	89%	42%	(2)%	26%	285%	62%
Operating income (loss) - Margin	(2)%	(14)%	(19)%	(9)%	3%	(5)%
Operating income (loss) - TTM	$(787,294)	$(647,908)	$(653,609)	$(608,761)	$(532,167)	$(412,770)
Net income (loss)	$9,101	$(139,587)	$(262,570)	$(103,541)	$45,209	$(88,951)
Net income (loss) - YoY	104%	54%	(6)%	32%	397%	36%
Net income (loss) - Margin	1%	(10)%	(20)%	(7)%	3%	(6)%
Net income (loss) - TTM	$(697,856)	$(532,353)	$(546,303)	$(496,597)	$(460,489)	$(409,853)
Adjusted EBITDA	$276,007	$108,425	$41,270	$182,038	$357,746	$233,333
Adjusted EBITDA - YoY	73%	137%	(25)%	38%	30%	115%
Adjusted EBITDA - Margin (2)	18%	8%	3%	12%	21%	15%
Adjusted EBITDA - TTM	$508,605	$571,371	$557,664	$607,740	$689,479	$814,387
(1)Total revenue for geographic reporting is apportioned to each region based on our estimate of where revenue-generating activities occur, which is generally determined by the billing address of the customer. For advertising revenue, we allocate revenue based on the geographic location where advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.
(2)We define Adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)
(dollars and shares in thousands, except per user amounts, unaudited)

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Other
DAU (in millions) (1)	453	460	469	477	474	483
DAU - YoY	9%	9%	9%	8%	5%	5%
DAU by region (in millions)
North America	100	99	98	98	94	92
North America - YoY	(1)%	(1)%	(2)%	(3)%	(5)%	(7)%
Europe	99	99	100	100	98	97
Europe - YoY	4%	3%	3%	1%	(1)%	(2)%
Rest of World	254	262	271	280	282	294
Rest of World - YoY	17%	16%	15%	15%	11%	12%
MAU (in millions)	895	913	932	943	946	956
MAU - YoY	7%	7%	7%	7%	6%	5%
ARPU	$3.44	$2.96	$2.87	$3.16	$3.62	$3.17
ARPU - YoY	5%	5%	—%	2%	5%	7%
ARPU by region
North America	$9.73	$8.41	$8.33	$9.20	$10.88	$9.23
North America - YoY	9%	13%	9%	8%	12%	10%
Europe	$2.89	$2.26	$2.65	$2.99	$3.47	$3.34
Europe - YoY	16%	11%	13%	19%	20%	48%
Rest of World	$1.19	$1.17	$0.96	$1.11	$1.24	$1.20
Rest of World - YoY	16%	4%	(6)%	2%	5%	3%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	4,911	5,061	5,206	5,194	5,261	5,381
Employees - YoY	(7)%	5%	10%	8%	7%	6%

Depreciation and amortization expense
Cost of revenue	$1,123	$1,420	$1,505	$1,016	$1,818	$1,463
Research and development	24,351	22,987	24,849	27,127	26,568	28,160
Sales and marketing	5,333	4,823	5,108	5,487	5,945	6,635
General and administrative	8,774	8,485	8,561	8,884	9,050	8,438
Total	$39,581	$37,715	$40,023	$42,514	$43,381	$44,696
Depreciation and amortization expense - YoY	(24)%	(10)%	6%	9%	10%	19%

Stock-based compensation expense
Cost of revenue	$1,626	$1,434	$1,656	$2,327	$2,009	$1,586
Research and development	165,330	156,688	166,809	171,649	185,456	173,916
Sales and marketing	56,463	54,440	48,710	51,236	43,627	45,332
General and administrative	34,312	34,776	34,711	35,151	26,146	29,206
Total	$257,731	$247,338	$251,886	$260,363	$257,238	$250,040
Stock-based compensation expense - YoY	(23)%	(6)%	(3)%	—%	—%	1%
(1)Numbers may not foot due to rounding.